Exhibit 99.1

Coeptis Therapeutics Announces $2 Million Private Placement

Wexford, PA, October 24, 2023 – Coeptis Therapeutics Holdings, Inc. (NASDAQ: COEP) (“Coeptis” or “the Company”), a biopharmaceutical company developing innovative cell therapy platforms for cancer, today announced that it has entered into a definitive agreement with a single healthcare focused investor for the issuance and sale of an aggregate of 2,000,000 shares of its common stock (or pre-funded warrants in lieu thereof) and accompanying class A warrants and class B warrants. The gross proceeds to the Company from the private placement are expected to be $2,000,000, before deducting the placement agent's fees and other offering expenses payable by the Company. The private placement is expected to close on or about October 26, 2023, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as exclusive placement agent in connection with the offering.

The warrants will have an exercise price $1.36 per share and exercise period commencing immediately upon the earlier of shareholder approval or six months from the issuance date, and a term of eighteen months (with respect to the class A warrants) and five and one-half years (with respect to the class B warrants).

The Company currently intends to use the net proceeds from the private placement for working capital and general corporate purposes.

The securities were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

Under an agreement with the investor, the Company is required to file an initial registration statement with the SEC covering the resale of the shares of common stock and the warrant shares issuable upon exercise of the warrants to be issued to the investor in the private placement no later than 20 days after today and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days after the filing of the initial registration statement in the event of a review by the SEC.

In connection with the Offering, the Company has also agreed to reduce the exercise price of warrants held by the healthcare focused investor to $1.36 and the exercise period commencing immediately upon the earlier of shareholder approval or six months from the closing date of the Offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Coeptis Therapeutics Holdings, Inc.

Coeptis Therapeutics Holdings, Inc., together with its subsidiaries including Coeptis Therapeutics, Inc. and Coeptis Pharmaceuticals, Inc., (collectively “Coeptis”), is a biopharmaceutical company developing innovative cell therapy platforms for cancer that have the potential to disrupt conventional treatment paradigms and improve patient outcomes. Coeptis' product portfolio and rights are highlighted by assets licensed from Deverra Therapeutics, including an allogeneic cellular immunotherapy platform and DVX201, a clinical-stage, unmodified natural killer cell therapy technology. Additionally, Coeptis is developing a universal, multi-antigen CAR T technology licensed from the University of Pittsburgh (SNAP-CAR), and the GEAR™ cell therapy and companion diagnostic platforms, which Coeptis is developing with VyGen-Bio and leading medical researchers at the Karolinska Institutet. Coeptis' business model is designed around maximizing the value of its current product portfolio and rights through in-license agreements, out-license agreements and co-development relationships, as well as entering into strategic partnerships to expand its product rights and offerings, specifically those targeting cancer. The Company is headquartered in Wexford, PA. For more information on Coeptis visit https://coeptistx.com/.

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Cautionary Note Regarding Forward-Looking Statements

This press release and statements of our management made in connection therewith contain or may contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events or performance, and underlying assumptions, and other statements that are other than statements of historical facts. When we use words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. Forward-looking statements are not a guarantee of future performance and involve significant risks and uncertainties that may cause the actual results to differ materially and perhaps substantially from our expectations discussed in the forward-looking statements. Factors that may cause such differences include but are not limited to: (1) the inability to maintain the listing of the Company’s securities on the Nasdaq Capital Market; (2) the risk that the integration of the Deverra licensed assets will disrupt current plans and operations of the Company; (3) the inability to recognize the anticipated benefits of the newly-licensed assets, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth economically and hire and retain key employees; (4) the risks that the Company’s products in development or the newly-licensed assets fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable regulatory authorities; (5) costs related to integrating the newly-licensed Deverra assets and pursuing the contemplated asset development paths; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (8) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The foregoing list of factors is not exclusive. All forward-looking statements are subject to significant uncertainties and risks including, but not limited, to those risks contained or to be contained in reports and other filings filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings made or to be made with the SEC, which are available for review at www.sec.gov. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof unless required by applicable laws, regulations, or rules.

CONTACTS

Coeptis Therapeutics, Inc.

Andy Galy, Sr. VP of Communications

504-416-6965

andy.galy@coeptistx.com

Tiberend Strategic Advisors, Inc.

Investors

Daniel Kontoh-Boateng

862-213-1398

dboateng@tiberend.com

Media

David Schemelia

609-468-9325

dschemelia@tiberend.com

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